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Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47101, 333-56615 and 333-56675) of U.S.
Industries, Inc. of our report dated November 14, 1997 relating to the combined financial statements of U.S. Industries Automotive Groups and Jacuzzi Companies for the year ended September 30, 1997, included in this Current Report on Form 8-K of U.S. Industries Inc.


/s/ Pricewaterhouse Coopers LLP

Florham Park, New Jersey
August 6, 1998













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